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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934
                                       AND
                        LISTING OF SUCH SECURITIES ON THE
                             NEW YORK STOCK EXCHANGE



         FOOD LION, INC. (name to be changed to Delhaize America, Inc.)
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        NORTH CAROLINA                                      56-0660192
-----------------------------                           -------------------
   (State of Incorporation)                               (IRS Employer
                                                        Identification No.)


P.O. BOX 1330
2110 EXECUTIVE DRIVE
SALISBURY, NORTH CAROLINA                                   28145-1330
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file number to which this form relates:
N/A


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Class A Common Stock                                New York Stock Exchange

Class B Common Stock                                New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)


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         On September 7, 1999, the registrant will hold a special shareholders meeting in which it is anticipated that the shareholders will approve a proposal to change the name of the registrant from "Food Lion, Inc." to "Delhaize America, Inc." The registrant has been advised that a sufficient number of shares are intended to be voted in favor of the name change for the proposal to be approved. The registrant hereby amends the Form 8-A dated September 2, 1999, to clarify that the registrant's name will be changed to Delhaize America, Inc. immediately prior to the listing of the registrant's Class A Common Stock and Class B Common Stock on the New York Stock Exchange.


Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999 and (2) the description of the Registrant's Class A Common Stock and Class B Common Stock included under the heading "Description of Common Stock" on pages 1-3 of the Registrant's Registration Statement on Form 8-A dated February 27, 1984 filed with the Commission on March 1, 1984, and in any amendment or report for the purpose of updating such description.

         The Registrant has filed an application to list the Class A Common Stock and Class B Common Stock on the New York Stock Exchange ("NYSE"). Upon approval of such application, the Company plans to delist the Class A Common Stock and the Class B Common Stock from the NASDAQ National Market. This Form 8-A is being filed to list the Class A Common Stock and the Class B Common Stock on the NYSE.

Item 2.  EXHIBITS.

         None



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FOOD LION, INC.


                                        By:  /s/ Lester C. Nail
                                             ----------------------------------
                                        Name:  Lester C. Nail
                                        Title: Vice President of Legal Affairs




Dated:   September 3, 1999




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